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                                                                    Exhibit 23.4

                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------


We hereby consent to the incorporation by reference in this Amendment No. 2 to the Registration Statement on Form S-3 of Radio One, Inc. (File Numbers 333-81622, 333-81622-01, and 333-81622-02) of our report dated March 8, 2001, except for Note 2, as to which the date is March 16, 2001, relating to the financial statements of Blue Chip Broadcasting, Inc. and Subsidiaries, which appears in the Current Report on Amendment No. 1 to Form 8-K of Radio One, Inc. dated April 9, 2001. We also consent to the reference to us under the headings "Experts" in such Amendment No. 2 to the Registration Statement.

/s/ PricewaterhouseCoopers LLP

Cincinnati, Ohio
April 4, 2002